Exhibit 10.19

December 13, 2023

Mr. John M. Robb, III

[Address]

Subject: Promotion

Dear John,

It is with great pleasure that we offer you the position of Senior Vice President and Chief Legal Officer with Old Dominion Electric Cooperative (ODEC).

Effective January 1, 2024, you will report to John Lee, Jr., Interim President and Chief Executive Officer, and your salary will be $13,951.73 gross per pay period. Your responsibilities and salary may be subject to periodic review and modification in accordance with ODEC's operational needs, as they may change over time. Your employment with ODEC is at-will and is indefinite.

This offer is made on the condition that you accept this offer by signing and returning the enclosed copy to me and that you agree to commence your duties on January 1, 2024.

Sincerely,

/s/ Crystal Smith

Crystal Smith

Vice President of Human Resources

AGREED TO AND ACCEPTED BY:

/s/ John M. Robb, III Dated: 12/13/2023

John M. Robb, III

4201 Dominion Blvd, Glen Allen, VA 23060 804-747-0592 www.odec.com